UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2026

MOVADO GROUP, INC.
(Exact name of registrant as specified in its charter)

New York	1-16497	13-2595932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 FROM ROAD, SUITE 375 PARAMUS, NJ 07652-3556
(Address of principal executive offices) (Zip Code)

(201) 267-8000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	MOV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Effective as of October 5, 2026, Movado Group, Inc. and its subsidiary Movado Group Nederland B.V. (“Movado”) entered into a definitive agreement to sell a 95% interest in the EBEL brand (“EBEL”) to a strategic buyer group led by Montres Journe SA, with the participation of the luxury house Chanel and Mr. Pierre Jacques. Movado will retain a 5% interest in EBEL. Consideration for the transaction is expected to total approximately $66.5 million, subject to customary closing adjustments. The transaction is expected to close in the fourth quarter of fiscal 2026, subject to satisfaction or waiver of customary closing conditions, including completion of a pre-closing reorganization. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this item.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release issued October 8, 2026 announcing agreement to sell majority interest in EBEL.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 8, 2026

MOVADO GROUP, INC.

By:	/s/ Mitchell Sussis
Name:	Mitchell Sussis
Title:	Senior Vice President, General Counsel and Secretary